Exhibit 10.2
CONSOLIDATED GRAPHICS, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
First Amendment
Consolidated Graphics, Inc., a Texas corporation (the “Corporation”), having established the Consolidated Graphics, Inc. Amended and Restated Long-Term Incentive Plan as adopted by the Board of Directors (“Board”) on June 30, 2008 (the “Plan”), and having reserved the right under Section 11 thereof to amend the Plan, does hereby amend the Plan, effective as of the date approved by the Board of Directors and the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Corporation’s shareholders, as follows:
A. The last sentence of the first paragraph of Section 7 is amended to read as follows:
“The number of Awards that may be granted in the form of a stock appreciation right or stock award as described in subparagraph (b) below shall not exceed an aggregate of 112,500 underlying shares of Common Stock issuable pursuant to such Award.”

As approved by the Board of Directors of Consolidated Graphics, Inc. on June 29, 2009

/s/ Joe R. Davis
Joe R. Davis
Chairman of the Board and Chief Executive Officer